EXHIBIT 10.1

CONSULTING CONTRACT

March 29, 2021

Valeriy Perfilyev, hereinafter referred to as the "Contractor", from one party, and the company, Minerva Gold Inc, represented by the Director, Aftandil Aibekov, hereinafter referred to as the "Customer", from the other party, have concluded this Consulting Contract hereinafter referred to as the "Contract" on the following:

1. SUBJECT OF THE CONTRACT

1.1. The Customer assigns and the Contractor undertakes to provide research aimed at locating mineral property containing economic gold mineralization and determination of possibilities and prospects of extracting gold from such sites.

2. TERRITORY OF RESEARCH

2.1. Research shall be carried out in the territory of the Republic of Kazakhstan.

3. CONSULTING TASKS

3.1. Consulting tasks (the "Consulting") shall be carried out accordingly:

3.1.1. Locating and selecting prospective mineral property containing economic gold mineralization.

3.1.2. Performing due diligence and feasibility study with view of estimating content and concentration of gold.

3.1.3. Providing an estimate cost for such mineral property.

4. DUTIES OF THE CONTRACTOR

4.1. The Contractor shall:

4.1.1. Begin the research within 30 days after the written assignment by the Customer.

4.1.2. Upon completion of Consulting, present the research documents and studies (the "Research Results") to the Customer.

4.1.3. Ensure complete confidentiality of the information received from the Customer or third parties.

5. DUTIES OF THE CUSTOMER

5.1. The Customer shall:

5.1.1. Provide the Contractor with written assignment 30 days prior to commencement of the Consulting.

5.1.2. Upon the Contractor's request, provide all the available information necessary for efficient research.

5.1.3. Accept the Research Results and pay the Contractor’s fees.

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6. PROCEDURES OF CARRYING OUT THE CONSULTING AND TRANSFERRING THE RESULTS

6.1. The Contractor shall independently manage the Consulting.

6.2. The Contractor shall transfer the Research Results in writing.

6.3. At the transfer of Research Results the parties prepare the statement of transfer (the "Statement") in two copies, one copy for each party.

6.4. The Customer has 30 days following the Research Results transfer to inspect Research Results and request additional documents if the Research Results in its opinion do not meet the requirements specified in part 3 of the Contract. The Contractor shall provide the additional documents within 15 days unless he proves to the Customer that the Research Results meet specified requirements.

6.5. If the Customer within 30 days does not request additional documents, the Research Results are deemed transferred without further requests from the Customer. Transfer of the Research Results following request and submission of additional documents shall be accompanied by the Statement.

7. REMUNERATION OF THE CONTRACTOR AND PAYMENT PROCEDURES

7.1. The Customer shall pay the Contractor the fee in the amount of US$2,000 (Two Thousand Dollars) for carried out Consulting.

7.2. Payment procedures:

7.2.1. The Customer shall pay the Contractor US$2,000 (Two Thousand Dollars) within 30 days following the date of signing the Statement of transfer of the Research Results, and in the event of additional documents - within 30 days after signing the Statement.

8. LIABILITIES OF THE PARTIES

8.1. The Contractor and the Customer are liable under this Contract according to the legislation of the Republic of Kazakhstan.

8.2. In the event of failure to perform obligations under this Contract the party at fault shall pay to the other party fine in the amount of $2,500 and compensates for the losses incurred by the other party.

9. FORCE-MAJEURE

9.1. Each party is exempted from liability for partial or total non-performance of this Contract obligations if it proves that this is a result of insurmountable circumstances arisen after the conclusion of this Contract.

9.2. The exemption is effective only for the period when such insurmountable circumstances and consequences thereof exist.

9.3. When the aforesaid circumstances occur or seize to exist, the party should immediately notify the other party in writing.

9.4. The notification must contain the information on nature of circumstances and effect thereof on ability (or inability) of the party to perform the Contract obligations, as well as suggested term of performance.

9.5. The occurrence of insurmountable circumstances, their effect and duration must be confirmed by the Chamber of Trade and Industry of the respective country or another competent organ or organization.

9.6. On the aforesaid occasions the term of performance of the Contract obligations by the parties shall be extended according to the period when such circumstances and consequences thereof are in effect.

9.7. In the event that such circumstances exist for more than 6 months, each party has a right to decline the performance under this Contract.

10. ARBITRATION

10.1. All the disputes that might arise from this Contract or in relation thereto shall be resolved in the Court pursuant legislation in effect at the location of the Defendant.

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11. OTHER CONDITIONS

11.1. All alterations and supplements to this Contract are effective only if done in written form and signed by duly authorized representatives of both parties.

11.2. The Contractor shall not delegate the performance of this Contract to third parties without written consent of the Customer. The Contractor has a right to delegate the performance of certain tasks under the Contract to a third party, which shall be agreed upon in advance with the Customer. Nevertheless, in this event all the liability under this Contract lies with the Contractor.

11.3. After the signing of this Contract any prior negotiations and correspondence are no longer in effect.

Agreed to and accepted as of the 29th day of March 2021 by:

Customer:	Contractor:

MINERVA GOLD INC.

/s/ Aftandil Aibekov	/s/ Valeriy Perfilyev
Aftandil Aibekov, President	Valeriy Perfilyev

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